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                                                               EXHIBIT 3.2
                               RESTATED BY-LAWS OF

                              ROCKFORD CORPORATION



                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL

                  1.01     PLACE OF BUSINESS

                  In addition to its known place of business, which shall be the office of its Statutory Agent, the corporation shall maintain a principal office in Maricopa County, Arizona.

                  1.02     OTHER PLACES OF BUSINESS

                  The corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

                  1.03     CORPORATE SEAL

                  A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of this corporation, but nevertheless if in any instance a corporate seal be used, the same shall be, at the pleasure of the officer affixing the same, be either (a) a circle having on the circumference thereof "Rockford Corporation" and in the center "Incorporated 1980 Arizona," or
(b) a circle containing the words "Corporate Seal" on the circumference thereof, and in the center "Arizona."

                                   ARTICLE II

                                  SHAREHOLDERS

                  2.01     PLACE OF MEETINGS

                  All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  2.02     ANNUAL MEETINGS

                  Annual meetings of shareholders shall be on the fifteenth day of March if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date


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and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

                  2.03     NOTICE OF ANNUAL MEETING

                  Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting. Shareholders entitled to vote at the meeting shall be determined as of 4:30 P.M. on the day before notice of the meeting is sent.

                  2.04     SHAREHOLDERS ENTITLED TO VOTE

                  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

                  2.05     SPECIAL MEETINGS

                  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. The request shall state the purpose or purposes of the proposed meeting. Except as required by law, the shareholders may not call a special meeting of the shareholders.

                  2.06     NOTICE OF SPECIAL MEETING

                  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Shareholders entitled to vote at the meeting shall be determined as of 4:00 P.M. on the day before notice of the meeting is sent.

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                  2.07     QUORUM

                  The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting, present in person or represented by proxy, the President, or if he is not present, the Secretary, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the Adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  2.08       AUTHORITY OF QUORUM

                  When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes of the state of Arizona or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  2.09     VOTING AND PROXIES

                  At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

                  2.10     ACTION WITHOUT MEETING

                  Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

                  2.11 SHAREHOLDER PROPOSALS

                  Annual Meeting. A shareholder who wishes to submit a proposal for inclusion in the company's proxy statement for an annual meeting of the shareholders must submit the proposal to the company, at its principal office, prior to the deadline identified in the proxy statement for the prior year's annual meeting. The company will set the deadline to require that the proposal be received at the company's principal office either:

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                  (a)    not less than 120 calendar days before the
                         date of the company's proxy statement in connection with the prior year's annual meeting; or

                  (b) within a reasonable time before the company plans to begin to print and mail its proxy materials for the current year's annual meeting, if either (1) the company did not hold an annual meeting the previous year or
                         (2) the date of the current year's annual meeting is more than 30 days different from the date of the previous year's annual meeting.

                  Special Meeting. A shareholder who wishes to submit a proposal for inclusion in the company's proxy statement for a meeting of shareholders other than for a regularly scheduled annual meeting must submit the proposal to the company, at its principal office, within a reasonable time before the company begins to print and mail its proxy materials.

                                   ARTICLE III

                                    DIRECTORS

                  3.01     NUMBER AND ELECTION

                  The number of Directors shall be from 2 to 11, as set from time to time by the shareholders or the Board of Directors (except that the number of directors may be increased only by a vote of two-thirds of the Directors). The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.02 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders. If the number of directors is 6 or more and as provided in the articles of incorporation, then the Directors shall be divided into (a) two classes with two year terms (if the number of directors is 6, 7 or 8) or (b) three classes with three year terms (if the number of directors is 9 or more). If there is a change in the number of classes, the directors at their next meeting after the change will re-classify the directors into the new classes in the manner they deem fit by majority vote.

                  3.02     VACANCIES

                  Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, though not less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

                  3.03     DUTIES OF BOARD

                  It shall be the duty of the board of directors to control and manage the property and business of the corporation, and to appoint from its own membership or otherwise the officers of the corporation who may serve under written or oral contract at the pleasure of the



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board. The board shall have power to enter into written contracts with officers for terms extending beyond their own terms of office. Generally, and without limitation, the board shall have the power and shall operate the business of the corporation in a prudent and careful manner to the best interests of the stockholders. The authority of the board shall include the authority to authorize the issuance of stock, the power to fill vacancies on the board and the power to increase the size of the board of directors by appropriate amendment to these bylaws.

                  3.04     PLACE OF MEETING

                  The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Arizona.

                  3.05     FIRST MEETING OF BOARD OF DIRECTORS

                  The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order legally to hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the Directors.

                  3.06     REGULAR MEETINGS

                  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                  3.07     SPECIAL MEETINGS

                  Special meetings of the Board may be called by the President or the Secretary on one (1) day's notice to each Director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

                  3.08     QUORUM

                  A majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

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                  3.09     ACTION WITHOUT MEETING

                  Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

                  3.10       EXECUTIVE COMMITTEE

                  There may be created at the option of the Board of Directors an Executive Committee consisting of two (2) members of the Board of Directors who shall be elected by the whole board at the first meeting of the Board of Directors following each annual meeting of shareholders. Members of the Executive Committee shall serve at the pleasure of the Board of Directors and each member of the Executive Committee may be removed with or without cause at any time by the Board of Directors acting at a meeting or by unanimous written consent. In the event any vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, but shall not possess any authority of the Board of Directors prohibited by law.

                  3.11     REIMBURSEMENT EXPENSES

                  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

                  3.12     WAIVER OF NOTICE

                  Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular, or special meeting of Directors by executing a written notice of waiver either before or after the time of the meeting.

                  3.13     VACANCY

                  A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

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                                   ARTICLE IV

                                    OFFICERS

                  4.01     ELECTION AND OFFICES

                  The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose a Chairman of the Board, additional Vice Presidents, and one or more assistant secretaries, assistant treasurers, and assistant vice-presidents. Any number of offices, except the offices of President and Secretary, may be held by the same person, unless the Articles of Incorporation or these bylaws otherwise provide. The Board of Directors may leave any office vacant indefinitely so long as there is a President or Vice President and a Secretary or an assistant Secretary available to act.

                  4.02     TIME OF ELECTION

                  The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may choose a Chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  4.03     SALARIES

                  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.

                  4.04     VACANCY

                  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors at any time.

                  4.05     CHAIRMAN OF THE BOARD

                  The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.

                  4.06     THE PRESIDENT

                  The President shall preside at all meetings of shareholders, and if a Chairman of the Board shall not have been appointed or, having been appointed, shall not be serving or be

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absent, the President shall preside at all meetings of the Board of Directors.
He or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, subject to policies established by the Board of Directors.

                  4.07     THE VICE PRESIDENTS

                  There shall be as many vice presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the vice presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board.

                  4.08     THE SECRETARY

                  The secretary shall see that the minutes of all meetings of shareholders, of the Board of Directors, and of any standing committees are kept. He or she shall be the custodian of the corporate seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the shareholders and of the Board of Directors. He or she shall have charge of all the books and records of the corporation except the books of account, and in general shall perform all the duties incident to the office of Secretary of a corporation and such other duties as may be assigned to him or her.

                  4.09     THE TREASURER

                  The Treasurer shall have general custody of all the funds and securities of the corporation except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, Directors, and shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He or she shall give to the corporation such fidelity bond as may be required, and the premium therefor shall be paid by the corporation as an operating expense.

                  4.10     THE ASSISTANT SECRETARIES

                  There may be such number of assistant secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant secretary shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

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                  4.11     THE ASSISTANT TREASURERS

                  There may be such number of assistant treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

                  4.12     THE ASSISTANT VICE PRESIDENTS

                  There may be such number of assistant vice presidents as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant vice president shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

                                    ARTICLE V

                             SPECIAL CORPORATE ACTS

NEGOTIABLE INSTRUMENTS, DEEDS AND CONTRACTS

                  All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the President or Secretary-Treasurer. The Board of Directors may, however, authorize any one of such officers to sign any of such instruments, for and in behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholder's meeting of the other Corporation by the President of the Corporation, if he be present; or, in his absence, by the Secretary-Treasurer of the corporation who may be present; and, in the event both the President and Secretary-Treasurer shall be absent, then by such person as the President of the Corporation shall, by duly executed proxy, designate to represent the Corporation at such shareholders' meeting.

                                   ARTICLE VI

                         REPEAL, ALTERATION OR AMENDMENT

                  These bylaws may be repealed, altered, or amended, or substitute bylaws may be adopted at any time only by a vote of:

                  (a)    a two-thirds majority of the Board of
                         directors or

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                  (b)    a two-thirds majority of the shareholders
                         present and voting at a meeting of the
                         shareholders at which a quorum is present.

                                   ARTICLE VII

                               CORPORATE TAKEOVERS


         Pursuant to A.R.S. Section 10-2760, the corporation elects to opt out of all of the provisions of A.R.S. Title 10, Chapter 23, Corporate Takeovers.

                  I, James M. Thomson, Secretary of Rockford Corporation, an Arizona corporation, do hereby certify that the foregoing Bylaws were duly adopted as the Bylaws of said corporation by the Board of Directors at a regular meeting thereof, duly and regularly called and held on the 27th day of July, 2000, and that the same do now constitute the Bylaws of said corporation.

                  DATED this 27th day of July , 2000.


                                          /s/ James M. Thomson
                                          --------------------
                                              Secretary

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